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                                                                    EXHIBIT h(5)

                                 FIRST AMENDMENT
                    TO FUND ACCOUNTING AND SERVICES AGREEMENT
                               DATED JULY 1, 2001,
                                  BY AND AMONG
               DAVIS PARK SERIES TRUST, AMERISTOCK CORPORATION AND
                        ALPS MUTUAL FUNDS SERVICES, INC.

     THIS AMENDMENT is made as of August 5, 2002, by and between Davis Park Series Trust, a Delaware business trust ("Davis Park"), Ameristock Corporation, a California corporation ("Ameristock"), and ALPS Mutual Funds Services, Inc., a Colorado corporation ("ALPS").

     WHEREAS, Davis Park, Ameristock, and ALPS have entered into a Fund Accounting and Services Agreement (the "Agreement") dated July 1, 2001.

     WHEREAS, Davis Park, Ameristock, and ALPS wish to modify the provisions of the Agreement to reflect a two (2) year term and the removal of the Ameristock Large Company Growth Fund therefrom.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. THE AMERISTOCK LARGE COMPANY GROWTH FUND. The Ameristock Large Company Growth Fund (the "Fund"), a series of Davis Park, was liquidated as of June 21, 2002. As such, all references to the Fund in the Agreement shall be deleted.

     2. TERM. The first paragraph of Section 12 of the Agreement shall be deleted and replaced with: The initial term of the Agreement shall be until August 4, 2004. Thereafter, the Agreement shall continue unless terminated by either Party upon sixty (60) days prior written notice to the other Party.

     3. MISCELLANEOUS. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.


DAVIS PARK SERIES TRUST                       AMERISTOCK CORPORATION

By:                                           By:
    --------------------------------              ------------------------------
Name:                                         Name:
      ------------------------------               -----------------------------
Title:                                        Title:
       -----------------------------                 ---------------------------


ALPS MUTUAL FUNDS SERVICES, INC.

By:
    --------------------------------
Name:  Jeremy O. May
Title: Senior Vice President